Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

       We have issued our report dated March 12, 2012, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 20-F for the year ended December 31, 2012 of Stratasys Ltd. (formerly Stratasys, Inc.) which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

September 2, 2013

9